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                                                                    Exhibit 4(c)

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

              GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2003-1

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            Dated September 25, 2003

                                                            Issuer LLC Agreement

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              GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2003-1

                  LIMITED LIABILITY COMPANY AGREEMENT dated as of September 25, 2003, adopted by CEF Equipment Holding, L.L.C., with respect to its series of limited liability company interests designated as the Series 2003-1 Variable Funding Certificates (the "Initial Member").

                              Preliminary Statement

                  The Initial Member desires to form a limited liability company under the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code), as amended from time to time (the "Act").

                  Accordingly, the Initial Member hereby adopts the following as the "Limited Liability Company Agreement" of the Company within the meaning of
Section 18-101(7) of the Act.

                                    ARTICLE I

                  SECTION 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the "Definitions Addendum" attached to this Agreement and incorporated herein and shall otherwise have the meanings assigned to such terms in the Act.

                                   ARTICLE II

                  SECTION 2.1 Formation. The Company was formed as a limited liability company pursuant to the provisions of the Act on by this Agreement and by the filing of the Certificate of Formation with the office of the Secretary of State of Delaware. The Initial Member hereby adopts, confirms and ratifies said Certificate of Formation and all acts taken in connection therewith. Michael J. Cipolla is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

                                  ARTICLE III

                  SECTION 3.1 Name. The name of the Company is GE Commercial Equipment Financing LLC, Series 2003-1.

                                                            Issuer LLC Agreement

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                                   ARTICLE IV

                  SECTION 4.1 Purpose and Limitations on Activities. The Company shall limit its purposes and activities to (i) the issuance and sale of Membership Interests, on the terms and conditions set forth herein; (ii) acquiring (through purchase or otherwise) from CEF Equipment Holding, L.L.C. or any of its subsidiaries or affiliates (collectively, the "Seller"), holding, servicing, transferring and pledging equipment loan and lease receivables, mortgage loans and receivables and any related rights, documents, assets, and interests ("Assets"); (iii) entering into any agreement providing for the acquisition, sale, financing, servicing, hedging or transfer of the Assets or interests in the Assets; (iv) retaining or reacquiring an interest in the Assets; (v) lending or otherwise investing proceeds from Assets and any other income; and (vi) any purposes and activities necessary, convenient or incidental to the conduct, promotion or attainment of the business purposes and activities of the Company as set forth in clauses (i) through (v) above.

Provided that, in connection with the permitted activities specified above, the purpose and activities of the Company shall be further limited as follows:

         (vii) the Company may only hold (a) financial assets (as that term is defined within Statement of Financial Accounting Standards No. 140 and related Generally Accepted Accounting Principles, as amended) transferred to it from the Seller (the "Transferred Assets"), (b) cash obtained from collections of the Financial Assets and temporary cash equivalent investments of that cash pending distribution, and (c) nonfinancial assets that may be acquired from time to time in connection with foreclosure and related servicing activities associated with the financial assets acquired under clause (a) above. Temporary cash investments are intended to include money market accounts and certificates of deposits with maturities no later than the next scheduled distribution date;

         (viii) the servicing of assets held by the Company shall be conducted in a manner that is consistent with the servicing agreement to which the Company shall become a party coincident with the initial transfer of assets from the Seller (the "Servicing Agreement");

         (ix) the Company may sell or assign assets only as specified in the Servicing Agreement;

         (x) the Company may enter into derivative contracts or hedges that have the following characteristics: (a) are interest rate swap arrangements, (b) have a fair value at inception of zero, and (c) commence on a date within 2 days of the effective date of the receipt by the Company of Transferred Assets.

                  SECTION 4.2 Authority. The Company, by or through the Member, or any Manager on behalf of the Company, may enter into and perform the Indenture, Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, together with any amendments or supplements thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager to enter into other agreements on behalf of the Company.

                                                            Issuer LLC Agreement

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                                    ARTICLE V

                  SECTION 5.1 Registered Office; Other Offices. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808. The Manager may establish other offices of the Company at such locations within or outside the State of Delaware as the Initial Member may determine.

                                   ARTICLE VI

                  SECTION 6.1 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware, 19808.

                                   ARTICLE VII

                  SECTION 7.1 Admission of Members. (a) By execution of this Agreement, the Initial Member is hereby admitted as a Member of the Company and shall have a Membership Interest in the Company including, without limitation, such rights in and to the profits and losses of the Company and rights to receive distributions of the Company's assets, and such other rights and obligations, as provided herein. On the date hereof, the Variable Funding Certificate shall be issued to the Initial Member, and the Initial Member hereby agrees that it is bound by the terms and conditions of this Agreement, including those set forth in the Variable Funding Certificate.

                  (b) Without the consent of any Member or other Person, the Manager may cause the Company to issue additional Membership Interests and thereby admit a new Member or new Members, as the case may be, to the Company, only if such new Member (i) has delivered to the Initial Member its capital contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such new Member to the Company.

                  SECTION 7.2 Initial Member. The name and the address of the Initial Member of the Company is as follows:

                           CEF Equipment Holding, L.L.C.
                           44 Old Ridgeburry Road
                           Danbury, Connecticut  06810

                                  ARTICLE VIII

                  SECTION 8.1 Management. Subject to Section 16.1 management of the Company is initially vested in the Initial Member. The Initial Member shall be a "manager" within the meaning of the Act (a "Manager") until such time as the Initial Member appoints one or more Managers to replace the Initial Member in its capacity as manager of the Company. Each Manager shall perform duties, on behalf of the Company as Manager as set forth in this

                                                            Issuer LLC Agreement

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Agreement and in the Act and may enter into contracts with Persons on behalf of the Company and engage in activities on behalf of the Company, including issuing, delivering and executing contracts, agreements and other documents in connection therewith, in each case in accordance with Section 4.1.

                  SECTION 8.2 Managers to Provide Information to the Initial Member. It shall be the duty of each Manager to keep the Initial Member reasonably informed as to material events relating to the Company, including, without limitation, all claims pending or threatened against the Company and the execution by such Manager on behalf of the Company of any material agreements or instruments.

                  SECTION 8.3 Accounting and Tax Reports; Tax Matters. (a) The Manager shall: (a) maintain (or cause to be maintained) the books of the Company on a calendar year basis on the accrual method of accounting, (b) deliver to each Member, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Member to prepare its federal, state and local income tax returns, (c) file such tax returns relating to the Company, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Company's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax with respect to income or distributions to Members. The Manager shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Assets and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Assets. The Manager shall not make the election provided under Section 754 of the Code.

                  (b) Initial Member shall be designated the "tax matters partner" of the Company pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations and shall sign on behalf of the Company the tax returns of the Company.

                                   ARTICLE IX

                  SECTION 9.1 Initial Capital Contributions. The initial cash capital contribution to be made by the Initial Member promptly hereafter is $10,000.

                                    ARTICLE X

                  SECTION 10.1 Additional Contributions. (a) The Members shall have no obligation to make any additional capital contribution to the Company after the date hereof, but the Initial Member may elect to do so from time to time. Notwithstanding the foregoing, upon demand of the Company or as provided in Section 16.8, the Variable Funding Certificateholder shall be obligated to make additional capital contributions to the Company in an amount up to the Outstanding Unfunded Capital Commitment. Not later than 2:00 p.m. on the Business Day following delivery of such demand, the Variable Funding Certificateholder shall fund the indicated amount by wire transfer of immediately available funds to the account or accounts designated by the Company.

                                                            Issuer LLC Agreement

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                                   ARTICLE XI

                  SECTION 11.1 Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Manager, subject to the limitations of the Act or other applicable laws.

                  SECTION 11.2 Distributions on the Variable Funding Certificate. Subject to the limitations of the Act or other applicable laws, on each Distribution Date, the Company shall distribute to the Variable Funding Certificateholder all Amounts Available for Distribution.

                  SECTION 11.3 Distribution upon Withdrawal. Upon withdrawal, any withdrawing Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair market value of its Membership Interest.

                                   ARTICLE XII

                  SECTION 12.1 Transfers. (a) A Member other than the Initial Member may not Transfer any part of its Membership Interest without the prior written consent of the Initial Member, such consent not to be unreasonably withheld. Any purported Transfer of any Membership Interest in contravention of this Section 12.1 shall, to the fullest extent permitted by law, be null and void and of no force or effect whatsoever. No purchase or transfer of a Membership Interest will be effective, and neither the Company nor the Initial Member will recognize any such purchase or transfer, if, after giving effect to such purchase or transfer, 25% or more of the Membership Interests as determined under 29 C.F.R. Section 2510.3-101, would be held by Benefit Plan Investors. A purchaser that is, or is acting on behalf of, an employee benefit plan subject to ERISA or Section 4975 of the Code or any entity deemed to hold plan assets of either of the foregoing, will be required to represent and warrant that its investment in the Membership Interests will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, a violation of any similar federal, state or local law).

                  (b) The Initial Member shall admit a transferee of a Member's Membership Interest to the Company only if such transferee (i) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto and (ii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such transferee to the Company. Notwithstanding anything contained herein to the contrary, both the Company and the Initial Member shall be entitled to treat the transferor of a Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Section 12.1 and is reasonably satisfactory to the Initial Member has been received by the Company. The effective date of any Transfer permitted under this Agreement shall be the close of business on the day of receipt thereof by the Company.

                  (c) The Variable Funding Certificateholder may not transfer, assign or convey the Variable Funding Certificate or the interest represented thereby, without the Consent of the Company, provided that such consent shall not be unreasonably withheld and without complying

                                                            Issuer LLC Agreement

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with the terms of the Variable Funding Certificate. No transfer, assignment or conveyance of the Variable Funding Certificate will be effective prior to notice to the Company and recordation by the Company thereof in such register.

                  SECTION 12.2 Restrictions on Expulsion. No Member shall be expelled as a Member under any circumstances.

                                  ARTICLE XIII

                  SECTION 13.1 Liability of Members. Except as required by the Act, no Member or any Manager, agent, shareholder, director, employee or incorporator of any Member will be liable for the debts, solely by reason of being a member or manager of the Company whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company or such other Member, as applicable.

                                   ARTICLE XIV

                  SECTION 14.1 Exculpation and Indemnification of Members. (a) No Indemnified Party shall be liable to the Company or any Member for any loss, damage or claim incurred by reason of any act performed or any act omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party (and expenses advanced shall be returned) if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                           (i) be in addition to any liability that the Company may otherwise have;

                                                            Issuer LLC Agreement

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                           (ii)     inure to the benefit of the successors,
                  assigns, heirs and personal representatives of each Indemnified Party; and

                           (iii)    be limited to the assets of the Company.

                  (d) This Article XIV shall survive any termination of this Agreement and the dissolution of the Company.

                                   ARTICLE XV

                  SECTION 15.1 Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the affirmative vote or written consent of the Initial Member or as otherwise required by the Act.

                                   ARTICLE XVI

                  SECTION 16.1 Bankruptcy. Except by the unanimous consent of all Members, and Managers, the Company shall not file a voluntary petition in bankruptcy or otherwise seek relief under Title 11 of the United States Code or any successor statute thereto, or under any similar applicable state law.

                  SECTION 16.2 Amendments. This Agreement may be amended only by written instrument executed by the Initial Member, provided that the Rating Agency Condition is satisfied.

                  SECTION 16.3 Headings. The titles of Sections of this Agreement are for convenience or reference only and shall not define or limit any of the provisions of this Agreement.

                  SECTION 16.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  SECTION 16.5 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

                  SECTION 16.6 Further Assurances. The Initial Member shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

                  SECTION 16.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. Executed counterparts may be delivered electronically.

                                                            Issuer LLC Agreement

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                  SECTION 16.8 Assignment; Third Party Beneficiaries. The
parties hereto acknowledge and agree that the obligation of the Variable Funding Certificateholder to make capital contributions pursuant to the Variable Funding Certificate and all other rights of the Company under this Agreement may be pledged from time to time by the Company to creditors of the Company to secure the Company's obligations to such creditors. In connection with the exercise of remedies against the Company any such Creditor may request the Variable Funding Certificateholder to make capital contributions pursuant to Article X hereof without further consent of the Variable Funding Certificateholder. Nothing in this Agreement or in the Variable Funding Certificate, whether express or implied, shall be construed to give to any other Person (other than a party hereto or an Indemnified Party) any legal or equitable right, remedy or claim under or in respect of this Agreement or the Variable Funding Certificate, or any covenants, conditions or provisions contained herein or therein.

                  SECTION 16.9 Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

                               [Signature Follows]

                                                            Issuer LLC Agreement

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                               CEF EQUIPMENT HOLDING, L.L.C.,
                                                   with respect to its series of
                                                   limited liability company
                                                   interests designated as the
                                                   Series 2003-1 Variable
                                                   Funding Certificates, as
                                                   Member and Variable Funding
                                                   Certificateholder

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                            Issuer LLC Agreement

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                              DEFINITIONS ADDENDUM
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT

                  "Act" is defined in the Preliminary Statement.

                  "Affiliate" means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Limited Liability Company Agreement, including the Variable Funding Certificate, as amended from time to time.

                  "Amounts Available for Distribution" means on each Distribution Date all funds received by the Company from whatever source after the payment of all interest, principal and other debt payments made by the Company on such Distribution Date and any other obligations of the Company payable on such Distribution Date.

                  "Asset" is defined in Section 4.1.

                  "Benefit Plan Investor" means an "employee benefit plan" within the meaning of Section 3(3) of (whether or not subject to ERISA, and including, without limitation, foreign or government plans), a "plan" described in Section 4975(e)(1) of the Code, or any entity deemed to hold "plan assets" of any of the foregoing by reason of investment by an "employee benefit plan" or "plan" in the entity.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

                  "Certificate of Formation" means the Certificate of Formation of the Company, as amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Company" means GE Commercial Equipment Financing LLC, Series 2003-1, a Delaware limited liability company.

                  "Distribution Date" means the 20th day of each calendar month, or, if such day is not a Business Day, the next Business Day, commencing on October 20, 2003.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any regulations promulgated thereunder.

                                                            Issuer LLC Agreement

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                  "Indemnified Party" means a Member, Manager, employee,
organizer or agent of the Company or any officer, agent, shareholder, director, employee or incorporator of the Initial Member.

                  "Indenture" means the Indenture, dated September 25, 2003, between the Company and JPMorgan Chase Bank, as the Indenture Trustee thereunder, as the same may be amended and supplemented from time to time.

                  "Initial Capital Commitment" means an amount equal to $13,193,123.

                  "Initial Member" has the meaning assigned in the preamble.

                  "Manager" is defined in Section 8.1.

                  "Member" means the Initial Member and any Person that is admitted as a member of the Company, in each case for so long as such Person continues to be a member of the Company, in such Person's capacity as a member of the Company.

                  "Membership Interest" means the entire limited liability company interest of a Member in the Company at any particular time, including the right of a Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such member to comply with all the terms and provisions of this Agreement. A Membership Interest may be represented by a certificate or a Variable Funding Certificate.

                  "Outstanding Unfunded Capital Commitment" means, as of any date of determination, (i) the Variable Funding Capital Commitment, reduced by
(ii) the aggregate amount of capital contributions made by the holder of the Variable Funding Certificate pursuant to the Agreement. If on any Distribution Date the Outstanding Unfunded Capital Commitment is less than the Variable Funding Capital Commitment, the Outstanding Unfunded Capital Commitment shall be increased on such Distribution Date to the extent of Amounts Available for Distribution on such Payment Date, provided that in no event shall the Outstanding Unfunded Capital Commitment after any such increase exceed the Variable Funding Capital Commitment.

                  "Person" means an individual, partnership corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.

                  "Rating Agency Condition" means, with respect to any action, that each rating agency rating any notes issued by the Company shall have been given prior notice thereof and that each of the rating agencies shall have notified the Company and JPMorgan Chase Bank as the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any such class of the notes.

                  "Seller" is defined in Section 4.1.

                  "Transaction Documents" means this Agreement, the Related Documents as defined in the Indenture dated as of September 25, 2003, between the Company and JPMorgan

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Chase Bank, as indenture trustee (the "Indenture") and all documents and certificates contemplated thereby or delivered in connection therewith.

                  "Transfer" means, (i) as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, (ii) as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code.

                  "Variable Funding Capital Commitment" as of any date means an amount equal to the lesser of (x) $13,193,123 and (y) the sum of the outstanding principal balances of the Class A-4 and Class B Notes (as defined in the Indenture) as of such date as determined pursuant to the Indenture.

                  "Variable Funding Certificate" means a certificate representing a Membership Interest in the form of Exhibit B. The terms set forth in the Variable Funding Certificate are incorporated by reference and constitute part of this Agreement.

                  "Variable Funding Certificateholder" means the registered holder of a Variable Funding Certificate.

                                                            Issuer LLC Agreement

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                                                                       EXHIBIT A

                        FORM OF CERTIFICATE OF FORMATION

                                       OF

              GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2003-1

         This Certificate of Formation of GE Commercial Equipment Financing LLC, Series 2003-1, dated as of August 27, 2003, has been duly executed and is being filed by August 27, 2003, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

1. The name of the limited liability company is GE Commercial Equipment Financing LLC, Series 2003-1 (the "LLC").

2. The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the LLC at such address is The Corporation Trust Company.

3. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, County of New Castle, Wilmington, Delaware 19808.

4. The period of duration of the LLC is perpetual unless otherwise dissolved in accordance with the Limited Liability Company Agreement of the LLC.

5.       This Certificate of Formation shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 27th day of August 2003.

                                               By: _____________________________
                                                   Name:  Michael J. Cipolla
                                                   Title: Authorized Person

                                                            Issuer LLC Agreement

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                                                                       EXHIBIT B

                      FORM OF VARIABLE FUNDING CERTIFICATE

         THIS VARIABLE FUNDING CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON EXEMPTIONS PROVIDED BY THE 1933 ACT AND SUCH STATE OR FOREIGN SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS VARIABLE FUNDING CERTIFICATE SHALL BE MADE EXCEPT IN COMPLIANCE WITH SECTION 12.1(c) OF THE LIMITED LIABILITY COMPANY AGREEMENT AND EITHER (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

         THE VARIABLE FUNDING CERTIFICATEHOLDER HEREOF IS REQUIRED TO MAKE CAPITAL CONTRIBUTIONS REQUESTED BY THE COMPANY (OR BY CERTAIN OTHER PERSONS REFERRED TO IN THE LLC AGREEMENT) UP TO A MAXIMUM AMOUNT SPECIFIED IN THE LLC AGREEMENT. THE OUTSTANDING UNFUNDED CAPITAL COMMITMENT AT ANY TIME MAY BE LESS THAN SUCH MAXIMUM AMOUNT.

         THIS VARIABLE FUNDING CERTIFICATE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, GENERAL ELECTRIC CAPITAL CORPORATION, GENERAL ELECTRIC CAPITAL SERVICES, INC., CEF EQUIPMENT HOLDING, L.L.C. OR ANY OF THEIR RESPECTIVE AFFILIATES.

                                                            Issuer LLC Agreement

                                      B-2

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              GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2003-1
                          VARIABLE FUNDING CERTIFICATE

                                 Representing a
                                 Maximum Amount
                      outstanding at any time not to exceed
                                 $_____________

         This certifies that CEF EQUIPMENT HOLDING, L.L.C. (the "Holder") is the registered owner of limited liability company interests evidenced by this Variable Funding Certificate as described in the Limited Liability Company Agreement of GE Commercial Equipment Financing LLC, Series 2003-1 (the "Company") dated as of September [_], 2003, as amended from time to time (the "LLC Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the LLC Agreement.

         This Variable Funding Certificate represents a 100% Membership Interest in the Company, including the right to receive distributions from the Company pursuant to Section 11.2 of the LLC Agreement. All of the provisions of the LLC Agreement are incorporated by reference and comprise integral parts of this Variable Funding Certificate. The following summary of certain provisions thereof is not and does not purport to be complete. By its acceptance hereof, the Holder of this Variable Funding Certificate assents to and is bound by the terms, provisions and conditions of the LLC Agreement, including the provisions thereof (i) setting forth the obligation of the Holder of this Variable Funding Certificate to make capital contributions as and when properly requested pursuant to Article X thereof and (ii) specifying that this Variable Funding Certificate is payable only from certain funds of the Company that are available for such purpose in accordance with Section 11.2 of the LLC Agreement.

         Subject to the more detailed provisions concerning payments to be made to the Holder of the Variable Funding Certificate set forth in the LLC Agreement, distributions to the Holder of the Variable Funding Certificate will be made on the 20th day of each calendar month, or if such day is not a Business Day, then on the next succeeding Business Day, to the extent funds are available therefore.

         THE HOLDER MAY NOT TRANSFER, ASSIGN OR CONVEY THIS VARIABLE FUNDING CERTIFICATE WITHOUT THE CONSENT OF THE COMPANY. ANY TRANSFER, CONVEYANCE OR ASSIGNMENT MUST BE IN RESPECT OF 100% OF THIS VARIABLE FUNDING CERTIFICATE. THE COMPANY WILL MAINTAIN A REGISTER IN WHICH IT WILL RECORD THE NAME AND CONTACT INFORMATION FOR EACH HOLDER. NO TRANSFER, ASSIGNMENT OR CONVEYANCE OF THIS VARIABLE FUNDING CERTIFICATE WILL BE EFFECTIVE PRIOR TO NOTICE TO THE COMPANY AND RECORDATION BY THE COMPANY THEREOF IN SUCH REGISTER.

                                                            Issuer LLC Agreement

         THIS VARIABLE FUNDING CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                                                            Issuer LLC Agreement

         IN WITNESS WHEREOF, the Company has caused this Variable Funding Certificate to be duly executed.

                                          GE COMMERCIAL EQUIPMENT FINANCING LLC,
                                             SERIES 2003-1, as Issuer

                                          By: CEF EQUIPMENT HOLDING, L.L.C.,
                                          with respect to the Series 2003-1
                                          Variable Funding Certificates, not in
                                          its individual capacity but solely in
                                          its capacity as Manager

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: September 25, 2003

                                                            Issuer LLC Agreement

                                                                       EXHIBIT C

                  FORM OF VARIABLE FUNDING CERTIFICATE CAPITAL
                              CONTRIBUTION REQUEST
              GE Commercial Equipment Financing LLC, Series 2003-1
                              44 Old Ridgebury Road
                           Danbury, Connecticut 06810

CEF Equipment Holding, L.L.C.
44 Old Ridgebury Road
Danbury, Connecticut 06810
Attn: [        ]
Facsimile: [      ]

         Re:   GE Commercial Equipment Financing
               Variable Funding Certificate

Ladies and Gentlemen:

         This notice confirms the Issuer's request for a capital contribution on the Variable Funding Certificate pursuant to Section 10.1 of the Limited Liability Company Agreement in the amount of $____________. Please contribute the requested amount as set forth in Section 10.1 of the Limited Liability Company Agreement.

         Please acknowledge receipt of this notice by executing below and returning to the above-listed address.

                                          Very truly yours,

                                          GE Commercial Equipment Financing LLC,
                                              Series 2003-1

                                          By: __________________________________
                                               Name:
                                               Title:

ACKNOWLEDGED:

CEF Equipment Holding, L.L.C.

By: _______________________________
     Name:
     Title:

                                                            Issuer LLC Agreement